Exhibit 99.1

OptimizeRx Launches New Growth Phase Immediately

Following Addition of Chief Commercial Officer

Todd Samuelson, Eze Abosi and Adam Sokol Bring more than 40 Years' Experience in Enterprise Solution Sales and Relationship Management in Healthcare, Combined with Commercialization of HCP and Patient-Centric Innovative Solutions

ROCHESTER, Mich., (June 10, 2019) — OptimizeRx Corp. (NASDAQ: OPRX), a leading platform for digital health messaging in the pharmaceutical industry, has added three senior sales executives to its rapidly growing commercial team. The new hires demonstrate the company’s focus on driving growth and expanding its enterprise-level offerings.

“Todd, Eze and Adam are each proven commercial sales leaders with strong records of delivering enterprise-level solutions and addressing unmet needs across the care continuum,” said Steve Silvestro, the company’s recently added chief commercial officer. “By further strengthening our commercial organization, we aim to address the increasing demands of our core customer base within the pharma industry. This focus aligns with our passion for improving adherence and ultimately better outcomes for patients.”

According to a recent PWC study, 52 percent of consumers with a high deductible health plan say it would be hard to meet their deductible. This cost burden will put further pressure on optimal outcomes for patients thus highlighting the critical need for improved adherence and financial solutions.

The OptimizeRx platform represents the largest point-of-care network in the U.S. reaching over half the ambulatory market. Through the company’s digital health platform, pharma companies have critical access to doctors and their patients to provide medication information and savings. The acquisition of CareSpeak further enhances the platform’s capabilities allowing OptimizeRx to meet the needs of expanded markets in both health and hospital systems.

Samuelson, Abosi and Sokol add years of experience in many facets of pharmaceutical sales, innovation and commercialization, and have represented top brands like Bayer, Decision Resources Group, Informa, IQVIA, and Clarivate.

"The OptimizeRx platform and solution suite uniquely delivers value for patients, healthcare providers and life science manufacturers,” said Eze Abosi. “Combining the company’s transparent ROI, positive impact of its solutions on reducing healthcare costs and the vision of our executive leadership team are key drivers of my transition to the organization."

Added Adam Sokol: “Physicians are spending more and more time within their EHR and less time with pharmaceutical representatives. OptimizeRx allows manufacturers, at the point-of-care, to engage physicians within their EHR workflow. This is a powerful combination of value and convenience for the patient, physician, and manufacturer.”

Commented Todd Samuelson: “We are seeing a fantastic shift in the pharma industry – not only with digital and technological advancement but with increasing focus on the patient experience. Our efforts aim to educate physicians so they can have more informed conversations with patients regarding treatment options. No patient is the same, and OptimizeRx has the tools and solutions to help our pharma customers navigate those complexities.”

For more information on OptimizeRx, visit OptimizeRx.com.

About OptimizeRx

OptimizeRx® (Nasdaq: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow. The cloud-based solution supports patient adherence to medications with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team